                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 33-41527, No. 33-55446, No. 33-55448, No. 33-78848, No. 33-78844,
No. 333-44763, No. 333-44765, No. 333-13007, No. 33-78834, No. 33-95270, No.
333-13015, No. 333-76601, No. 333-63615, No. 333-89271 and No. 333-75829 of NTL
Incorporated (the "Company") and in the related Prospectuses of our report dated March 7, 2000, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                              ERNST & YOUNG LLP



New York, New York
March 16, 2000